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                                                                   EXHIBIT 10.39

                            NETWORK ASSOCIATES, INC.

                    STEPHEN C. RICHARDS EMPLOYMENT AGREEMENT

              This Agreement is made by and between Network Associates (the "Company"), and Stephen C. Richards ("Executive") as of April 3, 2001.

              1. Duties and Scope of Employment.

                     (a) Positions; Employment Commencement Date; Duties. Executive's employment with the Company pursuant to this Agreement shall commence upon a date mutually agreed upon by the parties hereto that is prior to April 10, 2001 (the "Employment Commencement Date"). As of the Employment Commencement Date, the Company shall employ the Executive as Executive Vice President and Chief Financial Officer of the Company reporting to the President and Chief Executive Officer of the Company (the "CEO"). The period of Executive's employment hereunder is referred to herein as the "Employment Term." During the Employment Term, Executive shall render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the CEO.

                     (b) Obligations. During the Employment Term, Executive shall devote his full business efforts and time to the Company. Executive agrees, during the Employment Term, not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board; provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization, or as a member of corporate Boards of Directors or committees thereof upon which Executive currently serves.

              2. Employee Benefits. During the Employment Term, Executive shall be eligible to participate in the employee and fringe benefit plans maintained by the Company that are applicable to other senior management to the full extent provided for under those plans.

              3. At-Will Employment. Executive and the Company understand and acknowledge that Executive's employment with the Company constitutes "at-will" employment. Subject to the Company's obligation to provide severance benefits as specified herein, Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive.

              4. Compensation.

                     (a) Base Salary. While employed by the Company, the Company shall pay the Executive as compensation for his services a base salary at the annualized rate of three hundred and fifty thousand dollars ($350,000). The Company will review your base salary at least once each calendar year starting in January 2002 and, if it deems it appropriate, increase the


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base salary. Your base salary, as adjusted upward as provided herein, will be referred to as your "Base Salary." Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding.

                     (b) Bonuses. Executive shall be eligible to participate in the executive quarterly incentive bonus program, with milestones based in part on Company performance and in part on Executive's individual performance. At 100% performance Executive's annual target incentive is 100% of Base Salary (the "Target Bonus").

                     (c) Stock Option. As soon as practicable following the Employment Commencement Date, Executive shall be granted a stock option (the "Stock Option") to purchase a total of six hundred thousand (600,000) shares of Company common stock with a per share exercise price equal to the fair market value of the shares on the date of grant. The Stock Option shall be for a term of ten (10) years (or shorter upon termination of employment relationship with the Company) and, subject to accelerated vesting as set forth elsewhere herein, shall vest as follows: twenty-five percent (25%)of the shares subject to the Stock Option shall vest twelve (12) months after the Employment Commencement Date and one forty-eighth (1/48th) of the shares subject to the Option shall vest each month thereafter at the end of the month, so as to be one hundred percent (100%) vested on the four (4) year anniversary of the Employment Commencement Date, conditioned upon Executive's continued employment with the Company as of each vesting date. The Stock Option may be exercised prior to vesting by means of Executive entering into a full-recourse promissory note with the Company bearing the lowest rate of interest at which the Company may avoid incurring a financial accounting charge (the "Note"), subject to Executive entering into a standard form of restricted stock purchase agreement with the Company. Except as specified otherwise herein, this option grant is in all respects subject to the terms, definitions and provisions of the Company's 1997 Nonstatutory Stock Plan and the standard form of stock option agreement thereunder (the "Option Agreement"), which documents are incorporated herein by reference.

                     (d) Restricted Stock. As soon as practicable following the Employment Commencement Date, Executive shall purchase fifty thousand (50,000) shares of the Company's Common Stock (the "Restricted Stock"), at a price per share equal to the par value of the stock. The stock shall be 100% vested on the purchase date. As a condition to this purchase, Executive shall pay the Company sufficient amounts to satisfy related tax withholding requirements.

                     (e) Severance.

                            (i) Involuntary Termination Other Than for Cause
Prior to Change of Control. If, prior to a Change of Control, Executive's employment with the Company is Constructively Termination or involuntarily terminated by the Company other than for Cause, then, subject to Executive executing and not revoking a mutual release of claims with the Company in the form attached as Exhibit A, and not materially breaching the provisions of
Section 13 hereof, (A) Executive's Stock Option, as well as any other stock options that he is granted by the Company, shall have their vesting accelerated to receive an additional twelve (12) months of vesting, and (B) Executive shall receive continued payments of one year's Base Salary plus Target Bonus, less applicable withholding, in accordance with the Company's standard payroll practices.


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                            (ii) Involuntary Termination Other Than for Cause;
Constructive Termination On or Following Change of Control. If, on or at any time following a Change of Control, Executive's employment with the Company is Constructively Terminated or involuntarily terminated by the Company other than for Cause, then, subject to Executive executing and not revoking a mutual release of claims with the Company in the form attached as Exhibit A, and not materially breaching the provisions of Section 13 hereof, (A) Executive shall receive continued payments of one year's Base Salary plus Target Bonus, less applicable withholding, in accordance with the Company's standard payroll practices, (B)the Company shall subsidize the group health, dental and vision plan continuation coverage premiums for Executive and his covered dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA") so that Executive pays the same premium as an active employee through the lesser of (x) twelve (12) months from the date of Executive's termination of employment, or (y) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer; and (C) Executive's Stock Option, as well as any other stock options that he is granted by the Company, shall have their vesting accelerated 100%.

              For the purposes of this Agreement, "Cause" means (1) a material act of dishonesty by Executive in connection with Executive's responsibilities as an employee, (2) Executive's conviction of, or plea of nolo contendere to, a felony, (3) Executive's gross misconduct in connection with the performance of his duties hereunder, or (4) Executive's material breach of his obligations under this Agreement; provided, however, that with respect to clauses (3) and
(4), such actions shall not constitute Cause if they are cured by Executive within thirty (30) days following delivery to Executive of a written explanation specifying the basis for the Company's beliefs with respect to such clauses.

              For the purposes of this Agreement, "Change of Control" is defined as:

                            (1) Any "person" (as such term is used in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                            (2) A change in the composition of the Board
occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or
(B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                            (3) The consummation of a merger or consolidation of
the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining out-standing or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting


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securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                            (4) The consummation of the sale by the Company of
all or substantially all of the Company's assets.

              For the purposes of this Agreement, "Constructive Termination" shall mean a resignation by Executive of his employment with the Company within the later of (i) ninety (90) days of any of the following, or (ii) the end of the 30 day cure period set forth below: (1) a reduction in Executive's Base Salary or Target Bonus, (2) a reduction in Executive's title or a material reduction in Executive's authority or duties, or (3) the requirement that Executive relocate more than thirty-five (35) miles from the current Company headquarters; provided, however, that such actions shall not be grounds for Constructive Termination if they are cured within thirty (30) days following delivery to the Company of a written explanation specifying the basis for the Executive's beliefs with respect to such Constructive Termination events. In addition, a resignation by Executive for any reason within 60 days of a Change in Control shall be deemed to be a Constructive Termination, and shall not be subject to any cure by the Company.

              For purposes of this Agreement, "Disability" shall mean Executive's mental or physical impairment which prevents Executive from performing the responsibilities and duties of his position for three (3) months or more in the aggregate during any six (6) month period. Any question as to the existence or extent of Executive's disability upon which the Executive and the Company cannot agree shall be resolved by a qualified independent physician who is an acknowledged expert in the area of the mental or physical impairment, selected in good faith by the Board and approved by the Executive, which approval shall not unreasonably be withheld.

              The Executive shall not be required to mitigate the value of any severance benefits contemplated by this Agreement, nor shall any such benefits be reduced by any earnings or benefits that the Executive may receive from any other source.

                     (iii) Voluntary Termination; Involuntary Termination for Cause; Death or Disability. Except as otherwise specified in herein, in the event Executive terminates his employment voluntarily or is involuntarily terminated by the Company for Cause, or his employment terminates due to his death or Disability, then all vesting of the Stock Option and any other equity compensation shall terminate immediately and all payments of compensation by the Company to Executive hereunder shall immediately terminate (except as to amounts already earned).

              5. Assignment. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, beneficiaries, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or


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transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

              6. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if (i) delivered personally or by facsimile, (ii) one (1) day after being sent by Federal Express or a similar commercial overnight service, or (iii) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

       If to the Company:  Network Associates
                           4099 McEwen Road
                           Dallas, TX  75244
                           Attn: General Counsel

       If to Executive:          Stephen C. Richards

                           at the last residential address known by the Company.

              7. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

              8. Proprietary Information Agreement. Executive agrees to enter into the Company's standard Employment, Confidential Information and Invention Assignment Agreement (the "Proprietary Information Agreement") upon commencing employment hereunder, as modified so as not to conflict with the provisions of this Agreement.

              9. Indemnity Agreement. Executive will be offered an Indemnity Agreement in the form attached as Exhibit B.

              10. Entire Agreement. This Agreement, the Stock Plan, the Option Agreement, the employee benefit plans referred to in Section 2 and the Proprietary Information Agreement represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersede and replace any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

              11. Non-Binding Mediation, Arbitration and Equitable Relief.

                     (a) The parties agree to make a good faith attempt to resolve any dispute or claim arising out of or related to this Agreement through negotiation. In the event that any dispute or claim arising out of or related to this Agreement is not settled by the parties hereto, the parties will attempt in good faith to resolve such dispute or claim by non-binding mediation in Santa Clara County, California to be conducted by one mediator belonging to the American


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Arbitration Association. The mediation shall be held within thirty (30) days of the request therefor. The costs of the mediation shall be borne equally by the parties to the mediation.

                     (b) Executive and the Company agree that, to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof which has not been resolved by negotiation or mediation as set forth in Section 11(a) shall be finally settled by binding arbitration to be held in Santa Clara County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be confidential, final, conclusive and binding on the parties to the arbitration. Judgment may be entered under a protective order on the arbitrator's decision in any court having jurisdiction.

                     (c) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

                     (d) Executive understands that nothing in Section 11 modifies Executive's at-will status. Either the Company or Executive can terminate the employment relationship at any time, with or without cause.

                     (e) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 10, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES, TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

                            (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF
EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

                            (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL
STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO,


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TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE
DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq;

                            (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER
LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

              12. Advisor & Legal Fee Reimbursement. The Company agrees to directly pay Executive's reasonable advisor and legal fees associated with entering into this Agreement up to $5,000 upon receiving invoices for such services.

              13. Covenants Not to Compete and Not to Solicit.

                     (a) Covenant Not to Compete. In consideration for the benefits Executive is to receive herein Executive agrees that, until the end of the twenty-four month period following the date of his termination of employment with the Company for any reason or no reason, Executive will not directly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any of the following companies: Axent, Agilent, Checkpoint, Concord, Entrust, ISS, Symantec, Remedy, Heat, Security Dynamics, NetScout, Trend Micro, Tivoli, Wandel and Goltermann, Intrusion, RSA, Secure Computing and Computer Associates. Ownership of less than 3% of the outstanding voting stock of any of the aforementioned companies will not constitute a violation of this provision.

                     (b) Covenant Not to Solicit. In consideration for the benefits Executive is to receive herein Executive agrees that he (i) will not, at any time during the twelve months following his termination date, directly or indirectly solicit any individuals to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees

                     (c) Representations. The parties intend that the covenants contained in Section 12(a) and (b) shall be construed as a series of separate covenants, one for each county, city and state (or analogous entity) and country of the world. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants, or any part thereof, then such unenforceable covenant, or such part thereof, shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants, or portions thereof, to be enforced.

                     (d) Reformation. In the event that the provisions of this
Section 12 should ever be deemed to exceed the time or geographic limitations, or scope of this covenant, permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations, as the case may be, permitted by applicable laws.

                     (e) Reasonableness of Covenants. Employee represents that he (i) is familiar with the covenants not to compete, and (ii) is fully aware of his obligations hereunder,


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including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

              14. No Oral Modification, Cancellation or Discharge. This Agreement may only be amended, canceled or discharged in writing signed by Executive and the CEO.

              15. Withholding. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

              16. Governing Law. This Agreement shall be governed by the laws of the State of California without reference to rules relating to conflict of law.

              17. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.


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              IN WITNESS WHEREOF, the undersigned have executed this Agreement:

NETWORK ASSOCIATES, INC.

/s/ GEORGE SAMENUK
-------------------------------------
George Samenuk
President and Chief Executive Officer



EXECUTIVE

/s/ STEPHEN C. RICHARDS
-------------------------------------
Stephen C. Richards